Exhibit 4.44

Spousal Consent

I, LI Xinchan (ID Card No. ***), the legal spouse of LIU Wei (ID Card No. ***; hereinafter referred to as “Shareholder”), hereby fully recognize and unconditionally and irrevocably give consent to Shareholder to execute the following documents (hereinafter referred to as “Control Documents”) on July 3, 2018, and agree to dispose of, in accordance with the provisions of Control Documents, the equities in Beijing Cheetah Network Technology Co., Ltd. (“Domestic Company”) held by and registered under the name of Shareholder:

(1)

Equity Pledge Agreement signed among Shareholder, Conew Network Technology (Beijing) Co., Ltd. (hereinafter referred to as “Solely-owned Company”), Domestic Company and other shareholders of Domestic Company on July 3, 2018;

(2)	Exclusive Equity Option Agreement signed among Shareholder, Solely-owned Company, Domestic Company and other shareholders of Domestic Company on July 3, 2018;

(3)	Proxy Agreement and Power of Attorney signed and issued by Shareholder on July 3, 2018;

I further confirm that my further authorization or consent is not required if Shareholder performs Control Documents and further revises or terminates such documents.

I undertake to execute all necessary documents and take all necessary actions to ensure that Control Documents (as revised from time to time) are duly performed.

I further agree and undertake that nothing of my actions shall conflict with the above arrangements, including not to claim that the aforesaid equities constitute the spouse property or the community property between Shareholder and I and any other rights or interests that may be relevant to the aforesaid equities. I further agree and undertake that if I obtain any equity interest in Domestic Company by any reason, I shall be bound by Control Documents and comply with the shareholders’ obligations under Control Documents, and for this purpose, as per request from Solely-owned Company, I shall sign a series of agreements with the same format and of the same content as Control Documents.

[Signature Page Follows]

[Signature Page to Letter of Consent of Spouse]

/s/ Li Xinchan

LI Xinchan